Exhibit 99.1
FOR IMMEDIATE RELEASE

Cardinal Health Reports Third Quarter Fiscal Year 2025 Results and Raises Fiscal Year 2025 Outlook

•Revenue was flat at $54.9 billion; revenue increased 19% excluding the impact of the previously communicated customer contract expiration
•GAAP1 operating earnings were $730 million; GAAP diluted EPS was $2.10
•Non-GAAP operating earnings increased 21% to $807 million, driven by segment profit growth across all of the company's operating segments; non-GAAP diluted EPS increased 13% to $2.35
•Fiscal year 2025 non-GAAP EPS guidance2 raised and narrowed to $8.05 to $8.15, from $7.85 to $8.00
•GI Alliance announces expansion into urology specialty therapeutic area

DUBLIN, Ohio, May 1, 2025 – Cardinal Health (NYSE: CAH) today reported third quarter fiscal year 2025 revenues of $54.9 billion, flat to the third quarter of fiscal year 2024. Third quarter revenue increased 19% excluding the impact of the previously communicated customer contract expiration. Third quarter GAAP operating earnings increased to $730 million and GAAP diluted earnings per share (EPS) were $2.10. Third quarter non-GAAP operating earnings increased 21% to $807 million, driven by segment profit growth across all of the company's operating segments. Non-GAAP diluted EPS increased 13% to $2.35, reflecting the increase in non-GAAP operating earnings and a lower share count, partially offset by an increase in interest and other expense primarily due to previously anticipated financing costs related to recent acquisitions and a higher non-GAAP effective tax rate.

“Our strong momentum continued into our third quarter as our team’s ongoing focus on operational execution and value creation led to excellent financial results,” said Jason Hollar, CEO of Cardinal Health. “I am delighted to see the broad-based performance, with all five of our operating segments contributing to our strong growth. We are pleased to raise our fiscal 2025 guidance demonstrating the strength and resilience of Cardinal Health.”

Q3 FY25 summary

	Q3 FY25	Q3 FY24	Y/Y
Revenue	$54.9 billion	$54.9 billion	—%
Operating earnings	$730 million	$369 million	98%
Non-GAAP operating earnings	$807 million	$667 million	21%
Net earnings attributable to Cardinal Health, Inc.	$506 million	$261 million	94%
Non-GAAP net earnings attributable to Cardinal Health, Inc.	$568 million	$511 million	11%
Effective Tax Rate	23.6%	23.3%
Non-GAAP Effective Tax Rate	22.4%	19.9%
Diluted EPS attributable to Cardinal Health, Inc.	$2.10	$1.07	96%
Non-GAAP diluted EPS attributable to Cardinal Health, Inc.	$2.35	$2.09	13%

Cardinal Health

Segment results

Pharmaceutical and Specialty Solutions segment

	Q3 FY25		Q3 FY24		Y/Y
Revenue	$50.4	billion	$50.6	billion	—%
Segment profit	$662	million	$582	million	14%

Third quarter revenue for the Pharmaceutical and Specialty Solutions segment was relatively flat at $50.4 billion. Third quarter revenue increased 20% excluding the impact of the customer contract expiration, driven by brand and specialty pharmaceutical sales growth from existing and new customers.

Pharmaceutical and Specialty Solutions segment profit increased 14% to $662 million in the third quarter, driven by contributions from brand and specialty products, MSO platforms (including GI Alliance), BioPharma Solutions (including Specialty Networks) and positive generics program performance. This growth was partially offset by the customer contract expiration.

Global Medical Products and Distribution segment

	Q3 FY25		Q3 FY24		Y/Y
Revenue	$3.2	billion	$3.1	billion	2%
Segment profit	$39	million	$22	million	77%
Third quarter revenue for the Global Medical Products and Distribution segment increased 2% to $3.2 billion, driven by volume growth from existing customers.

Global Medical Products and Distribution segment profit increased 77% to $39 million in the third quarter, driven by the beneficial net impact of cost optimization initiatives.

Other3

	Q3 FY25		Q3 FY24		Y/Y
Revenue	$1.3	billion	$1.2	billion	13%
Segment profit	$134	million	$110	million	22%

Third quarter revenue for Other increased 13% to $1.3 billion, driven by growth across the three operating segments: at-Home Solutions, Nuclear and Precision Health Solutions and OptiFreight Logistics.

Other segment profit increased 22% to $134 million in the third quarter, driven by growth across the three operating segments: at-Home Solutions, OptiFreight Logistics and Nuclear and Precision Health Solutions.

Cardinal Health

Fiscal year 2025 outlook2
The company raised and narrowed its fiscal 2025 guidance range for non-GAAP diluted earnings per share attributable to Cardinal Health, Inc. to $8.05 to $8.15, from $7.85 to $8.00. The updated fiscal 2025 guidance reflects:

•Increased outlook for Pharmaceutical and Specialty Solutions segment profit to 11.5% to 12.5% growth, from 10% to 12% growth previously
•Increased outlook for Other segment profit to 16% to 18% growth, from ~10% growth previously, driven by stronger organic performance and the completed acquisition of Advanced Diabetes Supply Group
•Narrowed outlook for GMPD segment profit to $130 million to $140 million, from $130 million to $150 million previously
•Narrowed outlook for interest and other expense to a range of $200 million to $215 million, from $200 million to $230 million previously
•Narrowed outlook for non-GAAP effective tax rate of 23% to 23.5%, from 23% to 24% previously
•Updated outlook for diluted weighted average shares outstanding to ~242 million, from ~243 million previously, reflecting recent share repurchases

Fiscal year 2026 update2
Cardinal Health anticipates double-digit non-GAAP EPS growth in fiscal 2026, despite the evolving macro environment conditions. The company continues to expect strong segment profit growth in Pharmaceutical and Specialty Solutions and across its three operating segments reported in Other. In the face of the macro uncertainty, the company is updating its expectations for fiscal 2026 GMPD segment profit, which it now expects to be at least consistent with fiscal 2025 segment profit. The company will continue to assess opportunities and risks and plans to further discuss its expectations for fiscal 2026 and beyond at its upcoming Investor Day on June 12, 2025.

Recent highlights
•GI Alliance bolstered its leading multi-specialty MSO platform by entering into the urology therapeutic area with agreements to acquire Urology America and Potomac Urology, furthering its strategy to support physician-led practices and deliver superior patient outcomes
•Cardinal Health completed its acquisition of Advanced Diabetes Supply Group on April 1st. ADSG is a leading national direct-to-patient diabetes medical supplies provider that enhances at-Home Solutions’ capabilities to service patients in their homes
•Cardinal Health elected two new independent directors with extensive leadership experience to its board of directors: Robert Musslewhite, former CEO of Definitive Healthcare Corp. and Sudhakar Ramakrishna, President and CEO of SolarWinds Corporation
•Cardinal Health completed a $375M accelerated share repurchase program during the third quarter
•Cardinal Health announced that it has entered into an agreement with GE Healthcare to manufacture and distribute Flyrcado, a first-of-its-kind PET agent for enhanced diagnosis of coronary artery disease
•Cardinal Health published its annual report on biosimilars, “10 years of biosimilars,” highlighting the positive impact these medications have had on patients’ lives and the healthcare ecosystem, as well as potential future benefits
•Cardinal Health was named one of America’s Most Innovative Companies by Fortune for the third consecutive year

Cardinal Health

Webcast
Cardinal Health will host a webcast today at 8:30 a.m. EST to discuss third quarter results. To access the webcast and corresponding slide presentation, go to the Investor Relations page at ir.cardinalhealth.com. No access code is required.

Presentation slides and a webcast replay will be available on the Investor Relations page for 12 months.

About Cardinal Health
Cardinal Health is a distributor of pharmaceuticals and specialty products; a global manufacturer and distributor of medical and laboratory products; a supplier of home-health and direct-to-patient products and services; an operator of nuclear pharmacies and manufacturing facilities; and a provider of performance and data solutions. Our company’s customer-centric focus drives continuous improvement and leads to innovative solutions that improve people’s lives every day. Learn more about Cardinal Health at cardinalhealth.com and in our Newsroom.

Contacts
Media: Erich Timmerman, Erich.Timmerman@cardinalhealth.com and 614.757.8231
Investors: Matt Sims, Matt.Sims@cardinalhealth.com and 614.553.3661

1GAAP refers to U.S. generally accepted accounting principles. This news release includes GAAP financial measures as well as non-GAAP financial measures, which are financial measures not calculated in accordance with GAAP. See "Use of Non-GAAP Measures" following the attached schedules for definitions of the non-GAAP financial measures presented in this news release and see the attached schedules for reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.
2The company does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See "Use of Non-GAAP Measures" following the attached schedules for additional explanation.
3Other includes the following three operating segments: Nuclear and Precision Health Solutions (NPHS), at-Home Solutions and OptiFreight Logistics, which are not significant enough individually to require reportable segment disclosure.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, financial information, earnings and analyst presentations, and information about upcoming presentations and events is routinely posted and accessible on the Investor Relations page at ir.cardinalhealth.com. In addition, the website allows investors and other interested persons to sign up automatically to receive email alerts when the company posts news releases, SEC filings and certain other information on its website.

Cardinal Health

Cautions Concerning Forward-Looking Statements
This release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," “will," "should," "could," "would," "project," "continue,” "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include the risk that we may fail to achieve our strategic objectives, including the continued execution of the GMPD Improvement Plan initiatives, whether as a result of tariffs on products we source or manufacture, an uncertain global economic environment, Cardinal Health Brand sales or ongoing inflationary pressures; competitive pressures in Cardinal Health's various lines of business, including the risk that customers may reduce purchases made under their contracts with us or terminate or not renew their contracts, whether due to price increases or otherwise; our ability to manage uncertainties associated with the pricing of branded pharmaceuticals, including as a result of legislative or executive actions; risks associated with litigation matters, including a Department of Justice investigation focused on potential violations of the Anti-Kickback Statute and False Claims Act; the risk that events outside of our control, such as weather or geopolitical events, may impact demand for our products or may cause supply shortages that impact our cost and ability to fulfill customer demand; the performance of our generics program, including the amount or rate of generic deflation and our ability to offset generic deflation and maintain other financial and strategic benefits through our generic sourcing venture or other components of our generics programs; risks associated with recently completed and pending acquisitions, including risks arising as a result from our entry into new lines of businesses.. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8K reports and exhibits to those reports. This release reflects management’s views as of May 1, 2025. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement. Forward-looking statements are aspirational and not guarantees or promises that goals, targets or projections will be met, and no assurance can be given that any commitment, expectation, initiative or plan in this report can or will be achieved or completed. Cardinal Health provides definitions and reconciliations of non-GAAP financial measures and their most directly comparable GAAP financial measures at ir.cardinalhealth.com

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Third Quarter			Year-to-Date
(in millions, except per common share amounts)	2025	2024	% Change	2025	2024	% Change
Revenue	$54,878	$54,868	—%	$162,419	$166,960	(3)%
Cost of products sold	52,755	52,933	—%	156,453	161,428	(3)%
Gross margin	2,123	1,935	10%	5,966	5,532	8%

Operating expenses:
Distribution, selling, general and administrative expenses	1,315	1,269	4%	3,898	3,723	5%
Restructuring and employee severance	28	53		61	106
Amortization and other acquisition-related costs	152	80		331	207
Acquisition-related cash and share-based compensation costs	20	—		20	—
Impairments and (gain)/loss on disposal of assets, net [1]	(17)	84		(15)	626
Litigation (recoveries)/charges, net	(105)	80		(176)	28
Operating earnings	730	369	98%	1,847	842	N.M.

Other (income)/expense, net	(9)	(1)		(11)	(10)
Interest expense, net	74	28	N.M.	141	42	N.M.
Earnings before income taxes	665	342	94%	1,717	810	N.M.

Provision for income taxes [2]	157	80	96%	391	190	N.M.
Net earnings	508	262	94%	1,326	620	N.M.

Less: Net earnings attributable to noncontrolling interests	(2)	(1)		(4)	(3)
Net earnings attributable to Cardinal Health, Inc.	$506	$261	94%	$1,322	$617	N.M.

Earnings per common share attributable to Cardinal Health, Inc.:
Basic	$2.11	$1.07	97%	$5.47	$2.51	N.M.
Diluted	2.10	1.07	96%	5.44	2.50	N.M.

Weighted-average number of common shares outstanding:
Basic	240	243		242	245
Diluted	241	245		243	247
1 For the nine months ended March 31, 2024, impairments and (gain)/loss on disposal of assets, net included a pre-tax goodwill impairment charge of $675 million related to the GMPD segment.
2 For fiscal 2024, the net tax benefit related to the GMPD goodwill impairment charge was $56 million and was included in the annual effective tax rate. As a result, the amount of tax benefit increased by an incremental $36 million for the nine months ended March 31, 2024 and reversed in the fourth quarter of fiscal 2024.

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in millions)	March 31, 2025	June 30, 2024
Assets	(Unaudited)
Current assets:
Cash and equivalents	$3,326	$5,133
Trade receivables, net	12,666	12,084
Inventories, net	16,158	14,957
Prepaid expenses and other	2,398	2,663
Assets held for sale	47	47
Total current assets	34,595	34,884

Property and equipment, net	2,664	2,529
Goodwill and other intangibles, net	11,014	6,450
Other assets	1,598	1,258
Total assets	$49,871	$45,121

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$32,812	$31,759
Current portion of long-term obligations and other short-term borrowings	543	434
Other accrued liabilities	3,307	3,447
Total current liabilities	36,662	35,640

Long-term obligations, less current portion	7,136	4,658
Deferred income taxes and other liabilities	7,971	8,035

Total shareholders’ deficit	(1,898)	(3,212)
Total liabilities and shareholders’ deficit	$49,871	$45,121

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Third Quarter		Year-to-Date
(in millions)	2025	2024	2025	2024
Cash flows from operating activities:
Net earnings	$508	$262	$1,326	$620

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	207	177	581	524
Impairments and loss on sale of other investments	—	—	2	—
Impairments and (gain)/loss on disposal of assets, net	(17)	84	(15)	626
Share-based compensation	31	31	91	88
Provision for bad debts	13	7	41	28
Change in operating assets and liabilities, net of effects from acquisitions and divestitures:
(Increase)/decrease in trade receivables	(114)	257	(367)	(223)
(Increase)/decrease in inventories	758	1,191	(1,209)	(1,258)
Increase/(decrease) in accounts payable	1,424	(2,235)	954	2,118
Other accrued liabilities and operating items, net	107	199	(534)	(843)
Net cash provided by/(used in) operating activities	2,917	(27)	870	1,680

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(2,779)	(1,192)	(3,855)	(1,192)
Proceeds from divestitures, net of cash sold	—	—	2	9
Additions to property and equipment	(126)	(112)	(315)	(318)
Proceeds from the disposal of property and equipment	3	8	3	10
Purchases of investments	(3)	(1)	(6)	(3)
Proceeds from investments	5	—	7	1
Proceeds from net investment hedge terminations	2	—	2	28
Purchase of short-term time deposits	—	(550)	—	(550)
Proceeds from short-term investment in time deposit	—	—	200	—
Net cash used in investing activities	(2,898)	(1,847)	(3,962)	(2,015)

Cash flows from financing activities:
Proceeds from long-term obligations, net of issuance costs	—	1,139	2,869	1,139
Reduction of long-term obligations	(11)	(8)	(434)	(23)
Net tax proceeds/(withholding) from share-based compensation	3	22	(12)	23
Dividends on common shares	(124)	(122)	(374)	(377)
Purchase of treasury shares, net	(375)	—	(765)	(750)
Net cash provided by/(used in) financing activities	(507)	1,031	1,284	12

Effect of exchange rate changes on cash and equivalents	4	(8)	1	(7)

Net decrease in cash and equivalents	(484)	(851)	(1,807)	(330)
Cash and equivalents at beginning of period	3,810	4,597	5,133	4,076
Cash and equivalents at end of period	$3,326	$3,746	$3,326	$3,746

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Segment Information

	Third Quarter

	Pharmaceutical and Specialty Solutions		Global Medical Products and Distribution		Other
(in millions)	2025	2024	2025	2024	2025	2024
Revenue
Amount	$50,433	$50,622	$3,160	$3,113	$1,304	$1,154
Growth rate	—%	9%	2%	3%	13%	14%

Segment profit
Amount	$662	$582	$39	$22	$134	$110
Growth rate	14%	—%	77%	N.M.	22%	9%
Segment profit margin	1.31%	1.15%	1.23%	0.71%	10.28%	9.53%

	Year-to-Date

	Pharmaceutical and Specialty Solutions		Global Medical Products and Distribution		Other
(in millions)	2025	2024	2025	2024	2025	2024
Revenue
Amount	$149,272	$154,412	$9,437	$9,272	$3,773	$3,340
Growth rate	(3)%	11%	2%	1%	13%	11%

Segment profit
Amount	$1,723	$1,533	$65	$45	$356	$312
Growth rate	12%	7%	44%	N.M.	14%	5%
Segment profit margin	1.15%	0.99%	0.69%	0.49%	9.44%	9.34%

The sum of the components and certain computations may reflect rounding adjustments.

Schedule 5
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation1

									Net
									Earnings
		Gross				Operating	Earnings	Provision	Attributable		Net			Diluted
		Margin		SG&A2		Earnings	Before	for	to Non-		Earnings[3]	Effective		EPS [3]
(in millions, except per common share amounts)	Gross	Growth		Growth	Operating	Growth	Income	Income	controlling	Net	Growth	Tax	Diluted	Growth
	Margin	Rate	SG&A2	Rate	Earnings	Rate	Taxes	Taxes	Interests	Earnings[3]	Rate	Rate	EPS [3]	Rate
	Third Quarter 2025
GAAP	$2,123	10%	$1,315	4%	$730	98%	$665	$157	$(2)	$506	94%	23.6%	$2.10	96%
Restructuring and employee severance	—		—		28		28	7	—	21			0.09
Amortization and other acquisition-related costs	—		—		152		152	34	(2)	116			0.48
Acquisition-related cash & share-based compensation costs	—		—		20		20	1	(4)	15			0.06
Impairments and (gain)/loss on disposal of assets, net	—		—		(17)		(17)	(4)	—	(13)			(0.06)
Litigation (recoveries)/charges, net	—		—		(105)		(105)	(27)	—	(78)			(0.32)
Non-GAAP	$2,122	10%	$1,315	4%	$807	21%	$741	$166	$(7)	$568	11%	22.4%	$2.35	13%

	Third Quarter 2024
GAAP	$1,935	7%	$1,269	8%	$369	(39)%	$342	$80	$(1)	$261	(28)%	23.3%	$1.07	(24)%
Shareholder cooperation agreement costs	—		(1)		1		1	—	—	1			—
Restructuring and employee severance	—		—		53		53	14	—	39			0.16
Amortization and other acquisition-related costs	—		—		80		80	21	—	59			0.24
Impairments and (gain)/loss on disposal of assets, net [4]	—		—		84		84	(21)	—	105			0.44
Litigation (recoveries)/charges, net	—		—		80		80	34	—	46			0.18
Non-GAAP	$1,935	7%	$1,269	8%	$667	5%	$640	$128	$(1)	$511	8%	19.9%	$2.09	14%
1 For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
2 Distribution, selling, general and administrative expenses.
3 Attributable to Cardinal Health, Inc.
4 For the three months ended March 31, 2024, impairments and (gain)/loss on disposal of assets, net includes a pre-tax goodwill impairment charge of $90 million related to the GMPD segment. For fiscal 2024, the estimated net tax benefit related to the impairment was included in the annual effective tax rate. As a result, the amount of tax expense recognized increased approximately by an incremental $30 million during the three months ended March 31, 2024.
The sum of the components and certain computations may reflect rounding adjustments.
We generally apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 5
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation1

									Net
									Earnings
		Gross				Operating	Earnings	Provision	Attributable		Net			Diluted
		Margin		SG&A2		Earnings	Before	for	to Non-		Earnings[3]	Effective		EPS [3]
(in millions, except per common share amounts)	Gross	Growth		Growth	Operating	Growth	Income	Income	controlling	Net	Growth	Tax	Diluted	Growth
	Margin	Rate	SG&A2	Rate	Earnings	Rate	Taxes	Taxes	Interests	Earnings[3]	Rate	Rate	EPS [3]	Rate
	Year-to-Date 2025
GAAP	$5,966	8%	$3,898	5%	$1,847	N.M.	$1,717	$391	$(4)	$1,322	N.M.	22.8%	$5.44	N.M.
Restructuring and employee severance	—		—		61		61	15	—	46			0.19
Amortization and other acquisition-related costs	—		—		331		331	81	(2)	248			1.02
Acquisition-related cash & share-based compensation costs	—		—		20		20	1	(4)	15			0.06
Impairments and (gain)/loss on disposal of assets, net	—		—		(15)		(15)	(4)	—	(11)			(0.04)
Litigation (recoveries)/charges, net	—		—		(176)		(176)	(51)	—	(125)			(0.51)
Non-GAAP	$5,966	8%	$3,898	5%	$2,067	14%	$1,937	$431	$(10)	$1,495	6%	22.3%	$6.16	8%

	Year-to-Date 2024
GAAP	$5,532	9%	$3,723	5%	$842	31%	$810	$190	$(3)	$617	60%	23.4%	$2.50	71%
Shareholder cooperation agreement costs	—		(1)		1		1	—	—	1			—
Restructuring and employee severance	—		—		106		106	28	—	78			0.32
Amortization and other acquisition-related costs	—		—		207		207	55	—	152			0.62
Impairments and (gain)/loss on disposal of assets, net [4]	—		—		626		626	79	—	547			2.21
Litigation (recoveries)/charges, net	—		—		28		28	17	—	11			0.04
Non-GAAP	$5,532	9%	$3,723	5%	$1,809	17%	$1,777	$369	$(3)	$1,405	20%	20.7%	$5.69	29%
1 For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
2 Distribution, selling, general and administrative expenses.
3 Attributable to Cardinal Health, Inc.
4 For the nine months ended March 31, 2024, impairments and (gain)/loss on disposal of assets, net included pre-tax impairment charges of $675 million related to the GMPD segment. For fiscal 2024, the net tax benefit related to these charges was $56 million and was included in the annual effective tax rate. As a result, the amount of tax expense recognized increased approximately by an incremental $36 million during the nine months ended March 31, 2024.
The sum of the components and certain computations may reflect rounding adjustments.
We generally apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation - GAAP Cash Flow to Non-GAAP Adjusted Free Cash Flow

	Third Quarter		Year-to-Date
(in millions)	2025	2024	2025	2024
GAAP - Cash Flow Categories
Net cash provided by/(used in) operating activities	$2,917	$(27)	$870	$1,680
Net cash used in investing activities	(2,898)	(1,847)	(3,962)	(2,015)
Net cash provided by/(used in) financing activities	(507)	1,031	1,284	12
Effect of exchange rates changes on cash and equivalents	4	(8)	1	(7)
Net decrease in cash and equivalents	$(484)	$(851)	$(1,807)	$(330)

Non-GAAP Adjusted Free Cash Flow
Net cash provided by/(used in) operating activities	$2,917	$(27)	$870	$1,680
Additions to property and equipment	(126)	(112)	(315)	(318)
Payments related to matters included in litigation (recoveries)/charges, net	1	246	622	761
Non-GAAP Adjusted Free Cash Flow	$2,792	$107	$1,177	$2,123
For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
Revenue Growth Rates Excluding OptumRx

Third Quarter

	Consolidated				Pharmaceutical and Specialty Solutions
(in millions)	2025	2024	Growth Rate	(in millions)	2025	2024	Growth Rate
Total Revenue	$54.9	$54.9	—%	Total Pharmaceutical and Specialty Solutions Revenue	$50.4	$50.6	(4)%
less: OptumRx Revenue	—	8.7		less: OptumRx Revenue	—	8.7
Revenue, excluding OptumRx	$54.9	$46.2	19%	Pharmaceutical and Specialty Solutions Revenue, excluding OptumRx	$50.4	$41.9	20%

Year-to-Date

	Consolidated				Pharmaceutical and Specialty Solutions
(in millions)	2025	2024	Growth Rate	(in millions)	2025	2024	Growth Rate
Total Revenue	$162.4	$167.0	(3)%	Total Pharmaceutical and Specialty Solutions Revenue	$149.3	$154.4	(3)%
less: OptumRx Revenue	—	27.8		less: OptumRx Revenue	—	27.8
Revenue, excluding OptumRx	$162.4	$139.2	17%	Pharmaceutical and Specialty Solutions Revenue, excluding OptumRx	$149.3	$126.6	18%

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP").
In addition to analyzing our business based on financial information prepared in accordance with GAAP, we use these non-GAAP financial measures internally to evaluate our performance, engage in financial and operational planning, and determine incentive compensation because we believe that these measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of our underlying, ongoing business. We provide these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on our financial and operating results on a year-over-year basis and in comparing our performance to that of our competitors. However, the non-GAAP financial measures that we use may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The non-GAAP financial measures disclosed by us should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth below should be carefully evaluated.
Exclusions from Non-GAAP Financial Measures
Management believes it is useful to exclude the following items from the non-GAAP measures presented in this report for its own and for investors’ assessment of the business for the reasons identified below:
•LIFO charges and credits are excluded because the factors that drive last-in first-out ("LIFO") inventory charges or credits, such as pharmaceutical manufacturer price appreciation or deflation and year-end inventory levels (which can be meaningfully influenced by customer buying behavior immediately preceding our fiscal year-end), are largely out of our control and cannot be accurately predicted. The exclusion of LIFO charges and credits from non-GAAP metrics facilitates comparison of our current financial results to our historical financial results and to our peer group companies’ financial results. We did not recognize any LIFO charges or credits during the periods presented.
•State opioid assessments related to prior fiscal years is the portion of state assessments for prescription opioid medications that were sold or distributed in periods prior to the period in which the expense is incurred. This portion is excluded from non-GAAP financial measures because it is retrospectively applied to sales in prior fiscal years and inclusion would obscure analysis of the current fiscal year results of our underlying, ongoing business. Additionally, while states' laws may require us to make payments on an ongoing basis, the portion of the assessment related to sales in prior periods are contemplated to be one-time, nonrecurring items. Income from state opioid assessments related to prior fiscal years represents reversals of accruals due to changes in estimates or when the underlying assessments were invalidated by a Court or reimbursed by manufacturers.
•Shareholder cooperation agreement costs includes costs such as legal, consulting and other expenses incurred in relation to the agreement (the "Cooperation Agreement") entered into among Elliott Associates, L.P., Elliott International, L.P. (together, "Elliott") and Cardinal Health. These include costs incurred to negotiate and finalize the Cooperation Agreement and costs incurred by the Business Review Committee of the Board of Directors, formed under this Cooperation Agreement, tasked with undertaking a comprehensive review of our strategy, portfolio, capital allocation framework, and operations. We have excluded these costs from our non-GAAP metrics because they do not occur in or reflect the ordinary course of our ongoing business operations and may obscure analysis of trends and financial performance. The Cooperation Agreement expired in the second quarter of fiscal 2025.
•Restructuring and employee severance costs are excluded because they are not part of the ongoing operations of our underlying business and include, but are not limited to, costs related to divestitures, closing and consolidating facilities, changing the way we manufacture or distribute our products, moving manufacturing of a product to another location, changes in production or business process outsourcing or insourcing, employee severance and realigning operations.
•Amortization and other acquisition-related costs, which include transaction costs, integration costs, and changes in the fair value of contingent consideration obligations, are excluded because they are not part of the ongoing operations of our underlying business and to facilitate comparison of our current financial results to our historical financial results and to our peer group companies' financial results. Additionally, costs for amortization of acquisition-related intangible assets and amortization as a result of basis differences in equity method investments are non-cash amounts, which are variable in amount and frequency and are significantly impacted by the timing and size of acquisitions, so their exclusion facilitates comparison of historical, current and forecasted financial results. We also exclude other acquisition-related costs, which are directly related to an acquisition but do not meet the criteria to be recognized on the acquired entity’s initial balance sheet as part of the purchase price allocation. These costs are also significantly impacted by the timing, complexity and size of acquisitions.
• Acquisition-related cash and share-based compensation costs are incurred in connection with contingent cash payments or the issuance of share-based payment awards, which include service requirements, as a part of certain physician practice acquisitions. These costs are excluded because they are unrelated to the underlying operating results of our business and to facilitate comparison of our current financial results to our historical financial results and to our peer group companies’ financial results. In addition, the magnitude of these expenses is significantly impacted by the timing and size of the acquisitions of physician practices.

•Impairments and gain or loss on disposal of assets, net are excluded because they do not occur in or reflect the ordinary course of our ongoing business operations and are inherently unpredictable in timing and amount, and in the case of impairments, are non-cash amounts, so their exclusion facilitates comparison of historical, current and forecasted financial results.
•Litigation recoveries or charges, net are excluded because they often relate to events that may have occurred in prior or multiple periods, do not occur in or reflect the ordinary course of our business and are inherently unpredictable in timing and amount.
•Loss on early extinguishment of debt is excluded because it does not typically occur in the normal course of business and may obscure analysis of trends and financial performance. Additionally, the amount and frequency of this type of charge is not consistent and is significantly impacted by the timing and size of debt extinguishment transactions.

The tax effect for each of the items listed above is determined using the tax rate and other tax attributes applicable to the item and the jurisdiction(s) in which the item is recorded. The gross, tax and net impact of each item are presented with our GAAP to non-GAAP reconciliations.

Non-GAAP adjusted free cash flow: We provide this non-GAAP financial measure as a supplemental metric to assist readers in assessing the effects of items and events on our cash flow on a year-over-year basis and in comparing our performance to that of our peer group companies. In calculating this non-GAAP metric, certain items are excluded from net cash provided by operating activities because they relate to significant and unusual or non-recurring events and are inherently unpredictable in timing and amount. We believe adjusted free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, debt repayments, dividend payments, share repurchases, strategic acquisitions, or other strategic uses of cash. A reconciliation of our GAAP financial results to Non-GAAP adjusted free cash flow is provided in Schedule 6 of the financial statement tables included with this release.

Forward Looking Non-GAAP Measures
In this document, the Company presents certain forward-looking non-GAAP metrics. The Company does not provide outlook on a GAAP basis because the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company’s routine operating activities. Additionally, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on outlook done on a GAAP basis.
The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company’s fiscal 2025 GAAP results. Over the past five fiscal years, the excluded items have impacted the Company’s EPS from $3.49 to $18.06, which includes a $17.54 charge related to the opioid litigation we recognized in fiscal 2020.

Definitions

Growth rate calculation: growth rates in this report are determined by dividing the difference between current-period results and prior-period results by prior-period results.
Interest and Other, net: other (income)/expense, net plus interest expense, net.
Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses).
Segment Profit margin: segment profit divided by segment revenue.
Non-GAAP gross margin: gross margin, excluding LIFO charges/(credits).
Non-GAAP distribution, selling, general and administrative expenses or Non-GAAP SG&A: distribution, selling, general and administrative expenses, excluding state opioid assessment related to prior fiscal years and shareholder cooperation agreement costs.
Non-GAAP operating earnings: operating earnings excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) acquisition-related cash and share-based compensation costs, (7) impairments and (gain)/loss on disposal of assets, net and (8) litigation (recoveries)/charges, net.
Non-GAAP earnings before income taxes: earnings before income taxes excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) acquisition-related cash and share-based compensation costs, (7) impairments and (gain)/loss on disposal of assets, net, (8) litigation (recoveries)/charges, net and (9) loss on early extinguishment of debt.
Non-GAAP net earnings attributable to non-controlling interests: net earnings attributable to non-controlling interests excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) acquisition-related cash and share-based compensation costs, (7) impairments and (gain)/loss on disposal of assets, net, (8) litigation (recoveries)/charges, net and (9) loss on early extinguishment of debt, each net of tax.
Non-GAAP net earnings attributable to Cardinal Health, Inc.: net earnings attributable to Cardinal Health, Inc. excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) acquisition-related cash and share-based compensation costs, (7) impairments and (gain)/loss on disposal of assets, net, (8) litigation (recoveries)/charges, net and (9) loss on early extinguishment of debt, each net of tax.
Non-GAAP effective tax rate: provision for income taxes adjusted for the tax impacts of (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) acquisition-related cash and share-based compensation costs, (7) impairments and (gain)/loss on disposal of assets, net, (8) litigation (recoveries)/charges, net and (9) loss on early extinguishment of debt divided by (earnings before income taxes adjusted for the items above).
Non-GAAP diluted earnings per share attributable to Cardinal Health, Inc.: non-GAAP net earnings attributable to Cardinal Health, Inc. divided by diluted weighted-average shares outstanding.
Non-GAAP adjusted free cash flow: net cash provided by/(used in) operating activities less payments related to additions to property and equipment, excluding settlement payments and receipts related to matters included in litigation (recoveries)/charges, net, as defined above, or other significant and unusual or non-recurring cash payments or receipts.